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                                                        Exhibit 10(g)
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     SEVERANCE COMPENSATION AND CONSULTING AGREEMENT
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     This Severance Compensation and Consulting Agreement
("Agreement") is dated as of                    , between Parker
                              ----------------
Drilling Company, a Delaware corporation (the "Company") and
[Officer] (the "Officer").

        WHEREAS the Company's Board of Directors (the "Board") has determined that, in light of the importance of the Officer's continued services to the stability and continuity of management of the Company and its subsidiaries, it is appropriate and in the best interests of the Company and of its shareholders to reinforce and encourage the Officer's continued disinterested attention and undistracted dedication to his duties in the potentially disturbing circumstances of a possible change in control of the Company by providing some degree of personal financial security;
        WHEREAS in order to induce the Officer to remain in the employ of the Company, or one of the affiliates or subsidiaries of the
Company, the Board has determined that it is desirable to pay the
Officer the severance compensation set forth below if the Officer's employment with the Company terminates in one of the circumstances described below following a Change in Control of the Company (as defined below); and
        WHEREAS the Board has determined that, in the event of such a termination of the Officer's employment following a Change in
Control, it would be desirable to utilize the valuable knowledge and experience which the Officer possesses by retaining the Officer as a consultant to the Company.
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                NOW, THEREFORE, in consideration of the premises and the
mutual covenants contained in this Agreement, the Company and the
Officer agree as follows:
        1.      Term of Agreement.  This Agreement shall commence on the
            -----------------
date hereof and shall terminate on the date six (6) years from the date of this Agreement; unless during said six (6) year period a Change in Control of the Company (as defined below) shall have occurred, in which case this Agreement shall in no event expire prior to the date which is four (4) years from the date on which the Change in Control shall have occurred.
        It is further provided, however, that if a Change in Control shall not have occurred before the date which is six (6) years after the date of this Agreement, commencing on that date and each anniversary date of the Agreement thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than 365 days prior to the date which is six (6) years after the date of this Agreement or subsequent anniversary date, as applicable, the Company or the Officer shall have given written notice of an intention not to extend this Agreement. (The expiration date of this Agreement as determined in accordance with the two preceding sentences is referred to as the "Expiration Date".)

        Provided a Notice of Termination shall have been given prior to the Expiration Date, all obligations of the Company under this
Agreement which relate to any such Notice of Termination shall continue until they have been satisfied.
        2.      Change in Control.  No compensation shall be payable
            -----------------
under this Agreement and the Officer shall not be retained as a consultant unless and until (a) there shall have been a Change in
Control of the Company while the Officer is still an employee of the
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Company and (b) the Officer's employment by the Company thereafter shall have been terminated in accordance with Section 4 of this Agreement. For purposes of this Agreement, a "Change in Control"
shall be deemed to have occurred if,
        (a)     Any individual, entity or group (within the meaning of
Section 13(d)(3) or 14 (d)(7) of the Securities Exchange Act of 1934,
as amended (the "34 Act"), except the Officer, his affiliates and associates, the Company, or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), or any employee benefit plan of the Company or of any Subsidiary (each such individual, entity or group shall hereinafter be referred to as a "Person") )becomes the beneficial owner (within the meaning of Rule
13d-3 promulgated under the '34 Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the
"Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case unless the Board in office immediately prior to such acquisition determines in writing within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the provisions of this Agreement; or
        (b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the
Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or
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threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation
14A promulgated under the '34 Act); or
        (c) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such
Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding
Company Common Stock and Company Voting Securities, as the case may be; or
        (d) (i) Consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the
Outstanding Company Common Stock and Company Voting Securities, as
the case may be, immediately prior to such sale or disposition.
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        Notwithstanding any other provision of this Agreement, no
Change in Control shall be deemed to have occurred for purposes of this Agreement after the date of the initial Change in Control pursuant to the provisions of Sections 2 (a), (b), (c) or (d) hereof.
        3.      Termination Following Change in Control.
            ---------------------------------------
        (a) If a Change in Control of the Company shall have occurred while the Officer is still an employee of the Company, the Officer shall be entitled to the compensation provided in Section 4 of this Agreement upon the subsequent termination of the Officer's employment with the Company within four years of the date upon which the Change in Control shall have occurred unless such termination is as a result of (i) the Officer's death; (ii) the Officer's termination by the
Company for Cause (as defined in Section 3(b) below); or (iii) the Officer's decision to terminate employment other than for Good Reason
(as defined in Section 3(c) below).
        (b)     Cause.  The Company may terminate the Officer's
            -----
employment for Cause without the Officer being entitled to the compensation provided in Section 4. For purposes of this Agreement, the Company shall have "Cause" to terminate the Officer's employment only on the basis of (i) the Officer's willful and continued failure
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substantially to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or any such failure resulting from the Officer's termination for Good Reason), after a written demand for substantial performance is delivered to the Officer by the Board which specifically
identifies the manner in which such Board believes that the Officer has not substantially performed his duties and the matters addressed in said demand have not been cured within thirty days after receipt of said written demand;
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or (ii) the Officer's willful engagement in conduct materially and demonstrably injurious to the Company.  For purposes of this subsection, no act or failure to act on the Officer's part shall be considered "willful" unless done, or omitted to be done, by the
Officer not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.  The
Officer shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board, at a meeting of the
Board called and held for the purpose, finding that in the good faith opinion of the Board the Officer was guilty of conduct set forth in clause (i) or (ii) of the second sentence of this Section 3(b) and specifying the particulars thereof in detail.
        (c)     Good Reason.  The Officer may terminate the Officer's
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employment for Good Reason within two years after a Change in Control of the Company and during the term of this Agreement and become entitled to the compensation provided in Section 4.  For purposes of this Agreement "Good Reason" shall mean any of the following events:
                i)      the assignment to the Officer by the Company
        of any duties inconsistent with, or any diminution of,
        the Officer's position, duties, titles, offices,
        responsibilities and status with the Company (including
        change in superior to whom said officer reports)
        immediately prior to a Change in Control of the Company,
        or any removal of the Officer from or any failure to
        reelect the Officer to any of such positions, except in connection with the termination of the Officer's employment for Cause or as a result of the Officer's
        death or by the Officer other than for Good Reason;
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                ii)     a reduction by the Company in the Officer's
        Base Salary, as defined below, as in effect on the date
        hereof or as the same may be increased from time to time
        during the term of this Agreement or the Company's
        failure to increase (within 12 months after a Change in
        Control) the Officer's base salary after a Change in
        Control of the Company in an amount which is
        substantially similar, on a percentage basis, to the
        average percentage increase in base salary for all
        Officers of the Company effected during the last yearly
        base salary increase for a majority of the Officer group.
        Base salary shall mean the Officer's annual base cash compensation, and specifically does not include any other items such as bonuses, premiums, distributions,
        contributions to Company employee benefit plans, the
        value of employee benefits or executive benefits, stock
        options or stock grants, or any other component or item
        that may be included on the Officer's W-2 form from the
        Company.
                iii) except with respect to changes required to maintain its tax-qualified status or changes generally applicable to all employees of the Company, any failure
        by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's
        Stock Bonus Plan, group life insurance plan, and medical
        plan) in which the Officer is participating at the time
        of a Change in Control of the Company (unless the Company substitutes and continues other plans providing the
        Officer with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), the taking of any action by the Company which would adversely affect the Officer's participation in or materially reduce the Officer's
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        benefits under any such Benefit Plan or deprive the
        Officer of any material fringe benefit enjoyed by the
        Officer at the time of a Change in Control of the
        Company, or the failure by the Company to provide the
        Officer with the number of paid vacation days to which
        the Officer is entitled in accordance with the vacation
        policies in effect at the time of a Change in Control of
        the Company;
                iv)     any failure by the Company to continue in
        effect any incentive plan or arrangement (including,
        without limitation, the Company's annual bonus arrange-
        ments and the right to receive performance awards and
        similar incentive compensation benefits) in which the
        Officer is participating at the time of a Change in
        Control of the Company (or to substitute and continue
        other plans or arrangements providing the Officer with substantially similar benefits) (hereinafter referred as "Incentive Plans") or the taking of any action by the
        Company which would adversely affect the Officer's
        participation in any such Incentive Plan or reduce the
        Officer's benefits under any such Incentive Plan in an
        amount which is not substantially similar, on a per-
        centage basis, to the average percentage reduction of
        benefits under any such Incentive Plan effected during
        the preceding 12 months for all Officers of the Company participating in any such Incentive Plan;
                v)      any failure by the Company to continue in
        effect any plan or arrangement to receive securities of
        the Company (including any  plan or arrangement to
        receive and exercise stock options, stock appreciation
        rights, restricted stock or grants thereof or to acquire
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        stock or other securities of the Company) in which the
        Officer is participating at the time of a Change in
        Control of the Company (or to substitute and continue
        plans or arrangements providing the Officer with
        substantially similar benefits) (hereinafter referred to
        as "Securities Plans") or the taking of any action by the
        Company which would adversely affect the Officer's
        participation in or materially reduce the Officer's
        benefits under any such Securities Plan;
                vi)     a relocation of the Company's principal
        executive offices or the Officer's relocation to any
        place other than the location at which the Officer
        performed the Officer's duties prior to a Change in
        Control of the Company provided such location is in
        excess of 35 miles from present location;
                vii) a substantial increase in business travel obligations over such obligations as they existed at the time of a Change in Control of the Company;
                viii)   as a result of the Officer's incapacity due
        to physical or mental illness based on an independent
        physician's determination; provided in such instance said
        officer would only be entitled to disability benefits, if
        any, provided by the Company;
                ix) any material breach by the Company of any provision of this Agreement;
                x) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or
                xi) any purported termination of the Officer's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(d).
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        (d)     Notice of Termination.  Any termination by the Company
            ---------------------
pursuant to Section 3(b) or by the Officer pursuant to Section 3(c) shall be communicated to the other party by a Notice of Termination.
For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.
        (e)     Date of Termination.  "Date of Termination" shall mean
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the date on which a Notice of Termination is given.

        (f)     Expenses.  The Company shall pay to the Officer all legal
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fees and expenses incurred by the Officer as a result of the termination of the Officer's employment other than pursuant to
Section 3(b) or by reason of death (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).
        4.      Severance Compensation upon Termination.
            ---------------------------------------
        (a)     If the Officer's employment by the Company is terminated
(i) by the Company pursuant to Section 3(b) or by reason of death or disability; or (ii) by the Officer other than for Good Reason, the Officer shall not be entitled to any severance compensation under this Agreement, but the absence of the Officer's entitlement to any
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benefits under this Agreement shall not prejudice the Officer's right to the full realization of any and all other benefits to which the Officer shall be entitled pursuant to the terms of any employee benefit plan or other agreements of the Company in which the Officer is a participant or to which the Officer is a party.
        (b) If the Officer's employment by the Company is terminated following a Change in Control of the Company that occurred while the Officer was still an employee of the Company (a) by the Company other than pursuant to Section 3(b) or by reason of death or (b) by the Officer for Good Reason, then the Officer shall be entitled to the severance compensation provided below:
                i)      The Company shall pay as severance
        compensation to the Officer at the time specified in subsection (ii) below, unless the Officer elects the option set forth in subsection (iv) below, a lump-sum severance payment equal to three times the Officer's
        Annual Cash Compensation paid by the Company. For purposes of this Agreement, "Annual Cash Compensation" shall mean only the actual cash paid by the Company to the Officer, representing the sum of (x) the greater of the Officer's annual base salary in effect at the time
        Notice of Termination is given or at the time of the Change in Control, and (y) an amount equal to the highest annual cash bonus paid in the last three (3) calendar years. Annual Cash Compensation shall not include any other components of the Officer's income or compensation from the Company, such as contributions to the Company's retirement or 401(k) plan, stock options or grants, the value of stock options or grants, the cost or value of any other employee benefit, or any other component of

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        compensation or income which may be reflected on the
        Officer's W-2 form.
                ii) The severance compensation provided for in subsection (i) above shall be made not later than the
        10th day following the Date of Termination; provided,
        however, that if the amount of such compensation cannot
        be finally determined on or before such day, the Company
        shall pay to the Officer on such day an estimate, as
        determined in good faith by the Company, of the minimum
        amount of such compensation and shall pay the remainder
        of such compensation (together with interest at the rate
        provided in Section 1274(b)(2)(B) of the Internal Revenue
        Code of 1986, as amended (the "Code")) as soon as the
        amount thereof can be determined but in no event later
        than the thirtieth day after the Date of Termination.  In
        the event that the amount of the estimated payment
        exceeds the amount subsequently determined to have been
        due, such excess shall constitute a loan by the Company
        to the Officer payable on the fifth day after demand by
        the Company (together with interest at the rate provided
        in Section 1274(b)(2)(B) of the Code).
                iii)    The Company shall arrange to provide the
        Officer for a period of thirty-six (36) months following
        the date that is twelve (12) months after the Date of
        Termination or until the Officer's earlier death, with
        life, health, disability, and accident insurance benefits
        and executive benefits, constituting automobile allowance
        and the value of monthly dues associated with certain
        club memberships (collectively, "Employment Benefits"), substantially similar to those which the Officer was receiving immediately prior to the Notice of Termination,
        or if greater, prior to the Change in Control.
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                iv)     If the Officer so elects by notice to the
        Company not later than six (6) months prior to the Date
        of Termination, in lieu of the lump-sum severance
        compensation payment set forth in subsection (b)(i), for
        a period of thirty-six (36) months from the date that is
        twelve (12) months after the Date of Termination, the
        Company shall pay the Officer monthly an amount equal to
        one thirty-sixth (1/36) of a total amount which, payable
        over such period in such installments, would have
        compounded future value equal to the amount of the lump-
        sum severance compensation payment set forth in
        subsection (b)(i).
                v)      If the severance compensation under this
        Section 4, either alone or together with other payments
        to the Officer from the Company would constitute a
        "parachute payment" (as defined in Section 28OG of the
        Code), such severance compensation shall be increased to
        the largest amount that will result in the net severance compensation payments under this Section 4, after deductions for the excise tax imposed by Section 4999 of
        the Code and federal income taxes imposed by the Code,
        being equal to the total amount of severance compensation
        due under Section 4 prior to deductions for any excise
        tax imposed by Section 4999 of the Code but after
        reduction for federal income taxes imposed by, the Code
        (assuming the highest federal income tax rate). The determination of whether any increase in the severance compensation payments under this paragraph is to apply is subject to confirmation by independent
        counsel/accountants to be jointly agreed upon by the
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        Company and the Officer and such determination shall be
        conclusive and binding.
        5.      Consulting Agreement upon Termination and Agreement not
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        to Compete
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        (a)     If the Officer's employment by the Company is terminated
following a Change in Control of the Company that occurred while the Officer was still an employee of the Company (i) by the Company other than pursuant to Section 3(b) or by reason of death or disability; or
(ii) by the Officer for Good Reason, then the Company shall retain the Officer as a consultant for a period commencing on the Date of Termination and ending one year after the Date of Termination.
During such period, the Officer shall provide ongoing consulting services to the Company as requested by the Company, including services substantially similar to those which would have been performed by the Officer had the Officer's employment not been terminated, and in such capacity, the Officer will be an independent contractor and not an employee or agent of the Company. Such consulting services shall not be required to be performed at a location other than at which the Officer's duties were performed prior to the Date of Termination and shall not otherwise prohibit or substantially interfere with such Officer's ability to be gainfully employed by a third party.
        (b) In consideration for the Officer's agreement to provide consulting services, the Company shall pay to the Officer not later than the tenth day following the Date of Termination an amount equal to the Officer's Annual Cash Compensation (as defined in Section
4(b)(i) above); provided, however, that if the Officer's Annual Cash Compensation cannot be finally determined on or before such day, the Company shall pay to the Officer on such day the estimated minimum
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amount of such Annual Cash Compensation, as determined in good faith by the Company and (A) the Company shall pay to the Officer any deficiency in such estimated amount as soon as the Officer's Annual
Cash Compensation can be finally determined but in no event later than the thirtieth day after the Date of Termination or (B) the
Officer shall repay to the Company, not later than the fifth day after demand by the Company, any excess of such estimated amount over the Officer's Annual Cash Compensation as finally determined (in each case, together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).
        (c) The Company shall arrange to provide the Officer for a period of twelve (12) months following the Date of Termination or until the Officer's earlier death, with Employment Benefits (as defined in Section 4(b)(iii) above) substantially similar to those which the Officer was receiving immediately prior to the Notice of Termination or the cash equivalent thereof.
        (d) If the Officer so elects by notice to the Company not later than six (6) months prior to the Date of Termination, in lieu of the lump-sum payment set forth in Section 5(b), for a period of twelve (12) months from the Date of Termination, the Company shall pay the Officer monthly an amount equal to one twelfth (1/12) of a total amount which, payable over such period in such installments, would have a compounded future value equal to the amount of the lump-
sum payment set forth in Section 5(b).
        6.      No Obligation To Mitigate Damages; No Effect on Other
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Contractual Rights.
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        (a)     The Officer shall not be required to mitigate damages or
the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any
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payment provided for under this Agreement be reduced by any compensation earned by the Officer as the result of employment by another employer after the termination of the Officer's employment, or otherwise.
        (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Officer's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement of the Company, other than the Severance Compensation and Consulting Agreement entered into as of September 13, 1988 between the Company and the Officer, which agreement is superseded in its entirety by this
Agreement.
        7.      Successor to the Company.
            ------------------------
        (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, by agreement in form and substance satisfactory to the Officer, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Officer to terminate the Officer's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the
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agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
        (b) This Agreement shall inure to the benefit of and be enforceable by the Officer's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Officer should die while any amounts are still payable to the Officer hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Officer's devisee, legatee, or other designee or, if there be no such designee to the Officer's estate.
        8.      Notice.  For purposes of this Agreement, notices and all
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other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:
        If to the Company:
        Parker Drilling Company
        8 East Third Street
        Tulsa, Oklahoma 74103
        Attention of: Office

        If to the Officer:

        Officer
        c/o Parker Drilling Company
        8 East Third Street
        Tulsa, Oklahoma 74103

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
        9.      Miscellaneous.  No provisions of this Agreement may be
            -------------
modified waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Officer and the
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Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.
        10.     Employment.  The Officer agrees to be bound by the terms
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and conditions of this Agreement and to remain in the employ of the
Company during any period following any public announcement by any person of any proposed transaction or transactions which, if effected, would result in a Change in Control of the Company until a
Change in Control of the Company has taken place or, in the opinion of the Board of Directors, such person has abandoned or terminated its efforts to effect a Change in Control of the Company.  Subject to the foregoing, nothing contained in this Agreement shall impair or interfere in any way with the right of the Officer to terminate the Officer's employment or the right of the Company to terminate the employment of the Officer with or without cause prior to a Change in Control of the Company. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the
Officer or as a right of the Officer to continue in the employ of the Company or as a limitation of the right of the Company to discharge the Officer with or without cause prior to a Change in Control of the
Company.
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        11.     Validity.  The invalidity or unenforceability of any
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
        12.     Counterparts.  This Agreement may be executed in one or
            ------------
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same
instrument.
        13.     Release.        Notwithstanding any other provision of this
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Agreement, payment of benefits under Section 4(b) and 5(b) hereof shall be contingent upon the Officer's execution of a release, the form of which shall be substantially the same as the form of release executed by the Officer in favor of the Company concurrently with this Agreement.
        14.     Laws Governing.  This Agreement has been entered into in
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the State of Oklahoma, and shall be construed, interpreted and governed in accordance with the laws of the State of Oklahoma.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
OFFICER                                 PARKER DRILLING COMPANY



By:                                     By:
    ----------------------                  ------------------------

Name:                                   Name:   Robert L. Parker Jr.
Title:                                  Title:  President and Chief
                                                 Executive Officer